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                                 [LETTERHEAD]


                                March 7, 1997

ThermaCell Technologies, Inc.
5419 Provost Drive
Holiday, FL 34690-2939

     Re: Registration Statement on Form SB-2

Gentlemen:

     We have acted as your counsel in the preparation on a Registration Statement on Amendment No. 1 to Form SB-2 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 1,375,000 units (the "Units"), each Unit consisting of one share of common stock, $.01 par value per share (the "Common Stock") and one Series A Redeemable Common Stock Purchase Warrants (the "Series A Warrants").

     In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

    Based on the foregoing, we are of the opinion that:

    (i) the Units and the Common Stock, when issued and delivered in the manner and on the terms described in the Registration Statement (after it is declared effective), will be duly and validly issued, fully paid and nonassessable;

   (ii) the Series A Warrants have been duly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 (the "Act") and of such "blue-sky" and securities laws as may be applicable have been complied with, (b) the Series A Warrants have been executed and authenticated in the manner set forth in the Warrant Agreement, and
        (c) the Series A Warrants have been issued and delivered in the manner set forth in the Prospectus (in the form filed by the Company pursuant to Rule 424(b) under the Act) against payment therefor, the Series A Warrants will have been validly executed, authenticated, issued and




                                   EXHIBIT 5.1
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                                   [LETTERHEAD]

ThermaCell Technologies, Inc.
March 7, 1997
Page 2

        delivered, will constitute the legal, valid and binding obligations of the Company, will (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally) be enforceable as to the Company in accordance with their terms and the terms of the Warrant Agreement, and will be entitled to the benefits provided by the Warrants Agreement; and

  (iii) the shares of Common Stock of the Company to be issued upon the exercise of the Series A Warrants are validly authorized and, assuming
        (a) the shares of Common Stock so issuable will be validly authorized on the dates of exercise, and (b) the Series A Warrants will have been duly executed, authenticated, issued and delivered, will constitute the legal, valid and binding obligations of the Company, (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally) will be enforceable as to the Company in accordance with their terms and the terms of the Warrant Agreement, and will be entitled to the benefits provided by the Warrant Agreement and (c) no change occurs in the applicable law or the pertinent facts, when (d) the pertinent provisions of such "blue-sky" and securities laws as may be applicable have been complied with and (e) the Series A Warrants are exercised in accordance with their terms and the terms of the Warrant Agreement, the shares of Common Stock so issuable will be validly issued, fully paid and nonassessable.

   We hereby consent to the reference to our Firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations thereunder.

                                        Very truly yours,

                                        JOHNSON, BLAKELY, POPE, BOKOR,
                                        RUPPEL & BURNS, P.A.


                                        By: -------------------------------

MTC/ej/12137